Exhibit 5.1

CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com

1 June 2023

Matter No.: 365475
+1 441 299 4938
guy.cooper@conyers.com

Altamira Therapeutics Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Dear Sir/ Madam,

Re: Altamira Therapeutics Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form F-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 1 June 2023 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of up to 5,855,134 common shares, par value CHF 0.20 each (the “Common Shares”) issuable by the Company in accordance with: (i) a loan agreement dated 9 September 2022 between FiveT Investment Management Ltd. (“FIML”), Dominik Lysek (“DL”) and Thomas Meyer (“TM”) as lenders and the Company (the “September Loan Agreement”), as amended by an amendment on 6 April 2023 (the “April 2023 Amendment”) and as amended by an amendment on 12 May 2023 (the “May 2023 Amendment” and the September Loan Agreement as amended by the April 2023 Amendment and the May 2023 Amendment, the “Loan Agreement”); (ii) a loan agreement dated 28 December 2022 between Ralph Walter (“RW”) as lender and the Company (the “RW Loan Agreement”), as amended by an amendment no. 1 to loan agreement dated 12 May 2023 (the “RW Amendment” and the RW Loan Agreement as amended by the RW Amendment, the “Amended RW Loan Agreement”) and the common share purchase warrant executed by the Company in favour of RW dated 28 December 2022 (the “RW Warrant”); (iii) a loan agreement dated 28 December 2022 between Martin Krähenbühl (“MK”) as lender and the Company (the “MK Loan Agreement”), as amended by an amendment no. 1 to loan agreement dated 12 May 2023 (the “MK Amendment” and the MK Loan Agreement as amended by the MK Amendment, the “Amended MK Loan Agreement”) and the common share purchase warrant executed by the Company in favour of MK dated 28 December 2022 (the “MK Warrant”); (iii) a convertible loan agreement dated 1 May 2023 between FIML as lender and the Company (the “Convertible Loan Agreement” and together with the Loan Agreement, the Amended RW Loan Agreement and the Amended MK Loan Agreement, the “Loan Agreements”); and (iv) the common share purchase warrant executed by the Company in favour of FIML in connection with the Convertible Loan Agreement dated 1 May 2023 (the “FIML Warrant” and together with the RW Warrant and the MK Warrant, the “Warrants”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of:

1.1	the Registration Statement;

1.2	an electronic copy of the executed September Loan Agreement;

1.3	an electronic copy of the executed April 2023 Amendment;

1.4	an electronic copy of the executed May 2023 Amendment;

1.5	an electronic copy of the executed RW Loan Agreement;

1.6	an electronic copy of the executed RW Amendment;

1.7	an electronic copy of the executed RW Warrant;

1.8	an electronic copy of the executed MK Loan Agreement;

1.9	an electronic copy of the executed MK Amendment;

1.10	an electronic copy of the executed MK Warrant;

1.11	an electronic copy of the executed Convertible Loan Agreement; and

1.12	an electronic copy of the executed FIML Warrant.

We have also reviewed:

1.13	copies of the memorandum of continuance and the bye-laws of the Company, each certified by the Secretary of the Company on 1 June 2023 (the “Constitutional Documents”);

1.14	a copy of written resolutions of the directors of the Company dated 9 September 2022, 20 September 2022, 1 May 2023, 13 May 2023 and 14 May 2023 (the “Resolutions”); and

1.15	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

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2	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the Registration Statement, the Loan Agreements, the Warrants and other documents reviewed by us;

2.4	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5	that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

2.6	the due execution and delivery of the Registration Statement, the Loan Agreements and the Warrants by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby;

2.7	that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein;

2.8	that the validity and binding effect under the laws of Switzerland of the Loan Agreements and the Warrants in accordance with their respective terms;

2.9	that the Company will have sufficient authorised capital to effect the issue of any of the Common Shares at the time of issuance;

2.10	that the Company’s Common Shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended, at the time of issuance of any Common Shares and the consent to the issue and free transferability of the Company’s securities given by the Bermuda Monetary Authority on 27 February 2019 will not have been revoked or amended at the time of issuance or transfer of any Common Shares; and

2.11	that upon issue of any Common Shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

3	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.

3.2	This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

3.3	This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

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4	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority under the Companies Act 1981, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

4.2	When issued and paid for as contemplated by the Registration Statement, the Loan Agreements and/or the Warrants as applicable, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited

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